UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 6, 2024

Date of Report (Date of earliest event reported)

Lazard Global Total Return and Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21511	20-0655447
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Rockefeller Plaza
New York, New York 10112

(Address of principal executive offices) (Zip Code)

(800) 823-6300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 28, 2024, the Fund’s By-Laws were amended to: (i) remove Article II Section 14 Maryland Control Acquisition Act from the By-Laws and (ii) revise Article XIV Exclusive Forum for Certain Litigation.

An investment in the Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Any commentary provided in this press release is for informational purposes only.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description:

5.03	Amended and Restated Bylaws of Lazard Global Total Return and Income Fund, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

Date: March 6, 2024	By:	/s/ Jessica A. Falzone
Name: Jessica A. Falzone
Title: Assistant Secretary